UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 26, 2007
(Date of earliest event reported)

ELECTRO ENERGY INC.

(Exact name of registrant as specified in charter)

Florida	333-90614	59-3217746

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Shelter Rock Road, Danbury, Connecticut	06810

(Address of principal executive of offices)	(Zip code)

(203) 797-2699

(Registrant's telephone number including area code)

n/a

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

On January 26, 2007, the Securities and Exchange Commission (“SEC”) declared the Registration Statement on Form S-3 filed by Electro Energy, Inc. (the “Company”) with the SEC under the Securities Act of 1933, as amended (the “1933 Act”), effective as of 1:00 pm EST. The Registration Statement registers for resale shares of the common stock of the Company by the Selling Shareholders listed in the Registration Statement. While the Registration Statement remains effective, the Selling Shareholders will be able to resell the registered shares to the public, so long as they comply with prospectus delivery requirements under the 1933 Act and the transfer and distribution requirements described under the “Plan of Distribution” section of the Registration Statement.

The Company will not receive any proceeds from the sale or distribution of the common stock by the Selling Shareholders. The Company may receive proceeds from the exercise of warrants, if any, and will use the proceeds from any warrant exercise for general working capital purposes.

Nothing in this filing is intended to convey or communicate an offer to sell shares by or on behalf of the Company. The Company will take no part in the resale of these shares to the public.

SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO ENERGY INC.

	By:	/s/ Timothy E. Coyne

Name: Timothy E. Coyne
Title: Chief Financial Officer
Dated: January 26, 2007